Exhibit 10.1
AGREEMENT, CONSENT AND WAIVER
This Agreement, Consent and Waiver (this “Agreement”) is made and entered into this 9th day of April, 2010 (the “Effective Date”), by and between Irvine Sensors Corporation (the “Company”) and Longview Fund, L.P. (“Longview”). The Company and Longview are sometimes collectively referred to as the “Parties” and are singularly referred to as a “Party.”
RECITALS
WHEREAS, in July 2007, the Company entered into the following agreements with Longview, pursuant to which the Company borrowed $2.0 million from Longview: (i) the Loan Agreement between the Company and Longview (the “Loan Agreement”), and (ii) the Secured Promissory Note payable to Longview in the original principal amount of $2.0 million (the “Note”);
WHEREAS, in October 2008, approximately $1,651,100 of the principal due under the Note was retired in connection with a UCC foreclosure sale of substantially all of the assets of the Company’s wholly-owned subsidiary, Optex Systems, Inc. (“Optex”);
WHEREAS, in March 2009, in connection with the sale of a majority of the Company’s patent portfolio to a patent acquisition company, the outstanding principal of the Note was further reduced to $188,400, and the Note became payable on September 30, 2010;
WHEREAS, in April 2008 and April 2009, the Company sold and issued shares of Series A-1 10% Cumulative Convertible Preferred Stock (the “Series A-1 Stock”) and Series A-2 10% Cumulative Convertible Preferred Stock (the “Series A-2 Stock” and, together with the Series A-1 Stock, the “Preferred Stock”), respectively, with cumulative dividends of 10% per annum payable on the Series A-1 Stock (the “Series A-1 Dividend”) and Series A-2 Stock (the “Series A-2 Dividend”) beginning on December 30, 2009 and December 30, 2010, respectively;
WHEREAS, as of the Effective Date, the Board of Directors of the Company (the “Board”) has not declared the Series A-1 Dividend;
WHEREAS, on March 26, 2010, the Company, John C. Carson and John J. Stuart, Jr. entered into a Settlement and Release Agreement (the “Settlement Agreement”) with Timothy Looney, Barbara Looney and TWL Group, L.P. (collectively, “Looney”) pursuant to which the Company and Messrs. Carson and Stuart, on the one hand, and Looney, on the other hand, settled and released all claims and agreed to dismiss all litigation against each other relating to the Company’s acquisition of Optex in December 2005, and various transactions related thereto, in exchange for the payment to Mr. Looney of $50,000 and the issuance to Mr. Looney of a secured promissory note in the principal amount of $2,500,000 (the “Looney Note” and, collectively, the “Looney Settlement”); and
WHEREAS, as a condition to the effectiveness of the Settlement Agreement and the transactions contemplated thereby, Longview must consent to the Looney Settlement and Looney Note, and must waive certain of its rights arising in connection with the issuance of the Looney Note and related security agreements.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1. Note Repayment. Upon the closing of an equity or debt financing (or a series of equity or debt financings) which results in gross proceeds to the Company in the aggregate in excess of $1,500,000.00 (the “Financing”), the Company shall remit to Longview a payment, by wire transfer of immediately available funds, the total principal outstanding and all interest accrued under the Note, as of such payment date, in complete satisfaction of the Note (the “Note Repayment”), and upon receipt of funds underlying the Note Repayment, Longview shall immediately return the original Note to the Company for cancellation. Upon the Company’s satisfaction of its obligations under this Section 1, the Note shall be cancelled, terminated and extinguished in its entirety and the Company shall have no further obligation thereunder.
2. Buyout or Sale of Preferred Stock. Longview agrees that if the Company arranges for a third-party investor to buy the outstanding Preferred Stock from Longview for cash at its Stated Value (as defined in the respective Certificates of Designations) and such investor delivers a binding term sheet (the “LOI”) on or prior to June 1, 2010 to Longview for such buyout, Longview shall sell all of its Preferred Stock to such investor on such terms and shall also sell all of its Waiver Securities (as defined below) to such investor at a price per share equal to $0.30 (the “Buyout”); provided that the closing of such Buyout shall occur no later than July 15, 2010. The foregoing notwithstanding, Longview shall continue to have the right to convert the Preferred Stock beneficially owned by it, in accordance with the terms of the applicable Certificate of Designations governing such Preferred Stock, and to sell on the open market the Common Stock issued upon conversion of such Preferred Stock until such point as Longview shall no longer beneficially own any Preferred Stock (the “Complete Sale”).
3. Contingent Issuance of Common Stock and Warrant. In the event that either the LOI has not been delivered on or prior to June 1, 2010, or the Buyout has not closed on or prior to July 15, 2010 or a Complete Sale has not occurred on or prior to July 15, 2010 (each, a “Contingency Date”), the Company hereby agrees, without any further action by Longview, including the payment of any additional consideration:
(a) to issue to Longview equity securities, with terms that are no better than non-voting common stock and that are junior to the Company’s Series B Convertible Preferred Stock, convertible into 1,000,0000 shares of the Company’s Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) (the “Contingent Securities”); and

(b) to issue to Longview a two-year warrant to purchase 1,000,000 shares of the Company’s Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) at an exercise price per share equal to $0.30, the last consolidated closing bid price of the Company’s Common Stock prior to the execution of this Agreement by the Company and Longview as determined in accordance with Nasdaq Marketplace Rules (the “Contingent Warrant”).
In the event the Company’s obligations under this Section 3 arise, the Parties shall enter into agreements underlying the issuance of the Contingent Securities and the Contingent Warrant, on such terms as the Parties mutually agree and as negotiated in good faith, provided, however, that (i) the Contingent Securities shall be subject to a blocker which would preclude conversion into Common Stock resulting in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company (the “Blocker”) and shall not be convertible for a period of six (6) months after the date of issuance of such Contingent Securities, and (ii) the Contingent Warrant shall (w) include the term and conversion price as stated in Section 3(b) above, (x) contain a cashless or net exercise provision, (y) include a Blocker, and (z) shall not be exercisable for a period of six (6) months after the date of issuance of such Contingent Warrant.
4. Preferred Stock Dividend Waiver. On behalf of itself, its successors and its assigns, Longview hereby waives in full, both retroactively and prospectively, any right to receive any Series A-1 Dividends or Series A-2 Dividends that have accumulated or will accumulate through July 15, 2010 pursuant to the applicable Certificate of Designations governing the rights, preferences and privileges of the Series A-1 Stock and Series A-2 Stock (the “Accumulated Dividends”). For purposes of clarity, upon execution of this Agreement Longview forever and irrevocably forfeits its right to receive Accumulated Dividends, in any form and in any amount, on the Series A-1 Stock or the Series A-2 Stock. In consideration of the foregoing waiver, the Company hereby agrees, without any further action by Longview, including the payment of any additional consideration, to issue to Longview equity securities, with terms that are no better than non-voting common stock and that are junior to the Company’s Series B Convertible Preferred Stock, convertible into 2,750,000 shares of the Company’s Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) (the “Waiver Securities”). The issuance of such Waiver Securities shall be on such terms as the Parties mutually agree and as negotiated in good faith, provided, however, that (i) the Waiver Securities shall be subject to a Blocker and (ii) the Company shall use commercially reasonable efforts to issue the Waiver Securities no later than fifteen (15) business days after the Effective Date.
5. Nasdaq Compliance; Waiver of Anti-dilution Rights. Notwithstanding anything contained herein to the contrary, in the event that the Nasdaq Stock Market objects to the Company’s issuance of the Contingent Securities, the Contingent Warrant or the Waiver Securities, the Parties shall negotiate in good faith to modify this Agreement so as to effect as closely as possible the original intent of the Parties in entering into this Agreement, and, if required, the Company shall seek stockholder approval for such issuances at its annual stockholders meeting in July 2010. Longview hereby agrees (i) that the entry into this Agreement does not trigger anti-dilution rights under the Preferred Stock, any warrant held by Longview or any other instrument or agreement between the Parties (the “Anti-Dilution Rights”), (ii) to waive all Anti-Dilution Rights that may arise with respect to the Financing, but only to the extent that the price per share realized in such Financing is not lower than the exercise price per share of the Contingent Warrant and only if the Financing closes on or prior to July 15, 2010, and (iii) to waive all Anti-Dilution Rights with respect to the issuance of the Contingent Securities and the Waiver Securities. In the event the exercise price of the Contingent Warrant is lower than the conversion price of the Preferred Stock on the Contingency Date, this Agreement is not a waiver of any of Longview’s Anti-Dilution Rights.
6. Consent to Looney Settlement. Longview hereby consents to (i) the Looney Settlement, (ii) the issuance of the Looney Note and (iii) the Company’s execution of the security agreements related thereto, and Longview agrees to evidence such consent by delivering to the Company and Looney, no later than April 9, 2010, a consent in the form reasonably acceptable to the Company, Longview and Looney.
7. Company Representations and Warranties.
(a) Power and Authority; Due Execution. The Company has (i) full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement, (ii) taken all necessary actions to authorize the execution, delivery and performance by the Company of this Agreement (other than the filing of any Certificate of Designations that may be required for authorization of the Contingent Securities or Waiver Securities, which will be filed with the Delaware Secretary of State no later than May 20, 2010), and (iii) caused the Agreement to be duly executed and delivered on behalf of the Company.
(b) Legal, Valid, Binding Obligation. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.
(c) Organization, Existence, Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has the power and authority and the legal right to own, lease and operate its property and to conduct the business in which it is currently engaged, and (iii) is duly qualified to do business and is in good standing as a foreign entity in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(d) Consents. Except as have been obtained and except as required by the Nasdaq Stock Market or Nasdaq Marketplace Rules, no consent, permit, license, approval or authorization of, or registration, declaration or filing with or notice to, any governmental authority, bureau or agency or any other person or entity is required in connection with the execution, delivery or performance by the Company of this Agreement.

(e) No Violation. The Company’s execution of this Agreement does not violate, result in a breach of, or constitute a default under the certificate of incorporation, charter or bylaws of the Company, or the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party or by which the Company is bound, nor result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company. No default or event of default has occurred and is continuing under (i) the Loan Agreement, (ii) the Note, (iii) the rights, preferences and privileges of the Preferred Stock, including, but not limited to, the payment of any dividend thereunder through July 15, 2010 by virtue of Section 4 of this Agreement, and (iv) any other agreements or instruments between the Parties, that has not been waived.
(f) Holding Period. The holding period for the shares of Common Stock issuable upon conversion of the Contingent Securities and the Waiver Securities (provided that no further consideration be delivered in connection with such conversion and no modifications are subsequently made to the Contingent Securities or the Waiver Securities, as applicable, after the issuance date thereof) will tack back to the date of issuance of the Contingent Securities and the Waiver Securities, as applicable (unless after the date hereof the Securities and Exchange Commission adopts rules or interpretive guidance to the contrary).
8. Longview Representations and Warranties.
(a) Power and Authority; Due Execution. Longview has (i) the full power, authority and legal right to execute, deliver and perform its obligations under this Agreement, (ii) taken all necessary actions to authorize the execution, delivery and performance by Longview of this Agreement, and (iii) caused the Agreement to be duly executed and delivered on behalf of Longview.
(b) Legal, Valid, Binding Obligation. This Agreement constitutes the legal, valid, and binding obligation of Longview, enforceable against Longview in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.
(c) Organization, Existence, Good Standing. Longview is duly formed, validly existing and in good standing under the laws of its formation, (ii) has the power and authority and the legal right to own, lease and operate its property and to conduct the business in which it is currently engaged, and (iii) is duly qualified to do business and is in good standing as a foreign entity in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Longview.
(d) Consents. Except as have been obtained, no consent, permit, license, approval or authorization of, or registration, declaration or filing with or notice to, any governmental authority, bureau or agency or any other person or entity is required in connection with the execution, delivery or performance by Longview of this Agreement.

(e) Waiver of Default. To the best of Longview’s knowledge, no default or event of default has occurred and is continuing under (i) the Loan Agreement, (ii) the Note, (iii) the rights, preferences and privileges of the Preferred Stock, including, but not limited to, the payment of any dividend thereunder through July 15, 2010, and (iv) any other agreements or instruments between the Parties, that has not been waived.
9. Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend Longview and each of its officers, directors, representatives, employees, associated persons, agents, contractors, attorneys, affiliates, parents, subsidiaries and all persons acting by, through and under each of them (collectively, the “Longview Persons”), against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Longview or any such Longview Person (i) which results, arises out of or is based upon any material misrepresentation by the Company or breach of any warranty by Company in this Agreement or (ii) which results from any litigation by Timothy Looney or TWL Group LP against Longview or any such Longview Person based upon this Agreement, except to the extent that such litigation arises out of any act or omission by Longview or to the extent this Agreement constitutes a breach of any settlement agreement or other agreements between Longview and Timothy Looney or TWL Group LP.
10. Release.
(a) Other than obligations of Longview created by this Agreement, the Company on behalf of itself and each of the Company’s officers, directors, representatives, employees, associated persons, agents, contractors, attorneys, affiliates, parents, subsidiaries and all persons acting by, through and under each of them (collectively, the “Company Parties”), hereby fully and without limitation, releases, covenants not to sue, and forever discharges Longview and each of its officers, directors, representatives, employees, associated persons, agents, contractors, attorneys, affiliates, parents, subsidiaries and all persons acting by, through and under each of them (collectively, the “Longview Parties”), from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, obligations of any nature, past or present, whether in law or in equity, whether founded upon contract (expressed or implied), tort, statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, whether known or unknown, that the Company Parties now have, or may ever have, against the Longview Parties that arise out of or are in any way relate to any acts or omissions by any of the Longview Parties occurring prior to the Effective Date (the “Claims”).
(b) The Company specifically understands and agrees that all of its rights under California Civil Code Section 1542 are intentionally and expressly waived and relinquished hereby. Section 1542 provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(c) The Company represents that it has not abandoned, reverted, assigned or transferred to any person or entity the Claims, or any part thereof, and stipulates that this is a full, complete, unconditional and final settlement of the Claims.
11. Miscellaneous.
(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail, or facsimile, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Irvine Sensors Corporation, 3001 Red Hill Avenue, Costa Mesa, CA 92650, Attn: Chief Financial Officer, facsimile: (714) 444-8773, with a copy by facsimile only to: Dorsey & Whitney LLP, 38 Technology Drive, Suite 100, Irvine, CA 92618, Attn: Ellen S. Bancroft, Esq., facsimile: (949) 271-5318, and (ii) if to Longview, to: Longview Fund, L.P., 505 Sansome Street, Suite 1275, San Francisco, CA 94111, Attn: S. Michael Rudolph, facsimile: (415) 981-5301, with an additional copy by facsimile only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, facsimile: (212) 697-3575.
(b) Entire Agreement; Assignment; Waiver. This Agreement represents the entire agreement between the Parties with respect to the subject matter hereof and may be amended only by a writing executed by both Parties. Neither the Company nor Longview have relied on any representations not contained or referred to in this Agreement. No right or obligation of the Company shall be assigned or waived without prior notice to and the written consent of Longview.
(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either Party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the State of California. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.
(e) Specific Enforcement. The Company and Longview acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.
(f) Fees and Expenses. Upon the earlier of (i) five (5) business days after the closing of the Financing and (ii) July 15, 2010, the Company shall pay the reasonable fees and expenses of Grushko & Mittman, P.C., legal counsel for Longview, arising from the drafting and negotiation of this Agreement, in the amount of $15,000.
(g) Further Assurances. Each Party agrees to cooperate fully with the other Party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other Party to carry into effect the intents and purposes of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the Effective Date.

IRVINE SENSORS CORPORATION
By	/s/ John J. Stuart, Jr.
Print Name: John J. Stuart, Jr.
Title: Chief Financial Officer

LONGVIEW FUND, L.P.
By	/s/ S. Michael Rudolph
Print Name: S. Michael Rudolph
Title: CFO — Viking Asset Management, LLC

[Signature Page to Agreement, Consent and Waiver]